Exhibit 99.1

FINANCIAL STRATEGIES ACQUISITION CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of

Financial Strategies Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Financial Strategies Acquisition Corp. (the “Company”) as of December 14, 2021 and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company as of December 14, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ GRANT THORNTON LLP

We have served as the Company’s auditor since 2020.

Oklahoma City, Oklahoma

December 22, 2021

Financial Strategies Acquisition Corp.

Balance Sheet

As of December 14, 2021

ASSETS
Current Assets
Cash	$554,057
Prepaid expenses	661,028
Total Current Assets	1,215,085
Cash and cash equivalents held in trust account	101,050,500
Total Assets	102,265,585

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Promissory Notes and short term loan from Celtic Asset & Equity Partners, Ltd.	$455,000
Total Current Liabilities	455,000
Derivative warrant liabilities	11,356,592
Total Liabilities	11,811,592

Commitments and Contingencies
Temporary Equity:
Class A Common stock subject to redemption, 10,005,000 shares at $10.10 per share	101,050,500
Stockholders' Equity (Deficit)
Preferred stock, $.0001 Par value, 1,000,000 shares authorized, none issued and outstanding	-
Class A common stock, $.0001 Par value, 100,000,000 shares authorized, shares issued and outstanding: 504,950	51
Class B common stock, $.0001 Par value, 10,000,000 shares authorized, shares issued and outstanding: 2,501,250	250
Representative shares, 373,750 shares issued and outstanding	37
Additional paid in capital	-
Accumulated deficit	(10,596,845)

Total Stockholders' Deficit	(10,596,507)

Total Liabilities, Temporary Equity, and Stockholders' Deficit	102,265,585

The accompanying notes are an integral part of the financial statement.

NOTE 1 ─ ORGANIZATION AND DESCRIPTION OF BUSINESS OPERATIONS

Financial Strategies Acquisition Corp. (the “Company”) is a blank check company incorporated on July 1, 2020, under the laws of the State of Delaware for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”). The Company has not selected any potential business combination target, and the Company has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any potential business combination target with respect to an initial business combination with the Company. While we may pursue an initial Business Combination target in any stage of its corporate evolution or in any industry, sector or geographic region, we currently intend to concentrate our efforts in identifying a business the financial technology services sector.

As of December 14, 2021, the Company had not commenced any operations. All activity for the period from July 1, 2020 (inception) through December 14, 2021, relates to the Company’s formation and its initial public offering (“IPO”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the IPO. The Company has selected March 31 as its fiscal year end.

On December 14, 2021, the Company consummated its IPO of 10,050,000 units (the “Units,” and, with respect to the shares of Class A common stock included in the Units, the “Public Shares”) at $10.00 per unit, which included 1,305,000 Units issued pursuant to the full exercise by the Underwriters (as defined below) of their over-allotment option, and the private sale of an aggregate of 504,950 Units (the “Private Placement Units,” and with respect to the shares of Class A common stock included in the Units, the “Private Placement Shares”) to its co-sponsors, FSC Sponsor LLC and Celtic Sponsor VII LLC (together, the “Co-Sponsors”), anchor investors (comprised of Eagle Point Credit Management LLC, Greentree Financial Group Inc., Sea Otter Securities Group LLC, Sixth Borough Capital Fund LP (and certain members of its general partner), as used herein, collectively the “anchor investors”) and I-Bankers Securities, Inc. (“I-Bankers”) at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds of $5,049,500 to the Company that closed simultaneously with the closing of the IPO (see Note 3). The Company’s Units have been listed on the Nasdaq Global Market (“Nasdaq”).

Transaction costs amounted to $3,312,653 consisting of $2,501,250 in underwriting commissions and $811,403 in additional offering costs, the sum of which includes $332,315 in deferred offering costs which were incurred prior to the IPO closing. In addition, as of December 14, 2021, cash of $554,057 was held outside of the Trust Account (as defined below) and is available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more operating businesses or assets that together have an aggregate fair market value equal to at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting commissions) at the time of the Company’s signing a definitive agreement in connection with its initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires an interest in the target business or assets sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Upon the closing of the IPO on December 14, 2021, the Company deposited $101,050,500 ($10.10 per Unit) from the proceeds of the IPO and certain proceeds of the sales of Private Placement Units in the trust account (“Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

NOTE 1 ─ ORGANIZATION AND DESCRIPTION OF BUSINESS OPERATIONS (CONTINUED)

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount held in the Trust Account (initially $10.10 per share), calculated as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. The shares of Class A common stock will be recorded at redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such completion of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

The Co-Sponsors, initial stockholders and I-Bankers have entered into a letter agreement with the Company, pursuant to which they have agreed (A) to waive their redemption rights with respect to any Founder Shares, Private Placement Shares and any Public Shares held by them in connection with the completion of an initial Business Combination, (B) to waive their redemption rights with respect to their Founder Shares, Private Placement Shares and Public Shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (x) to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if it does not complete an initial Business Combination within the Combination Period (as defined below) or (y) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity.

Additionally, each public stockholder may elect to redeem its Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The Company will have until 12 months from the closing of the IPO to complete a Business Combination; provided, however, if the Company anticipates that it may not be able to consummate a Business Combination within 12 months, the Company may, by resolution of its board of directors if requested by the Co-Sponsors, extend the period up to two times, each by an additional three months (for a total of up to 18 months to complete a Business Combination) (the “Combination Period”) to complete a Business Combination. Pursuant to the terms of the Company’s amended and restated certificate of incorporation, in order for the time available for the Company to consummate an initial Business Combination to be extended, our Co-Sponsors or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $1,000,500 ($0.10 per unit) on or prior to the date of the applicable deadline, for each three-month extension. Any such payments would be made in the form of a non-interest bearing loan and would be repaid, if at all, from funds released to the Company upon completion of a Business Combination.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants or rights, which will expire worthless if we fail to complete our initial business combination within the 12-month period (or up to 18-month period).

NOTE 1 ─ ORGANIZATION AND DESCRIPTION OF BUSINESS OPERATIONS (CONTINUED)

Our Co-Sponsors, initial stockholders and I-Bankers have entered into a letter agreement with us, pursuant to which they have agreed to waive their liquidation rights with respect to the Founder Shares (as defined below) and Private Placement Shares (and Representative Shares (as defined below) in the case of I-Bankers) if the Company fails to complete a Business Combination within the Combination Period. However, if the Co-Sponsors, initial stockholders or I-Bankers acquire Public Shares in or after the IPO, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their business combination marketing fees (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the IPO price per Unit ($10.10).

The Co-Sponsors have agreed that they will be liable to the Company, if and to the extent any claims by a third party for services rendered or products sold to the Company, or by a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.10 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Co-Sponsors will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Co-Sponsors will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Underwriting Agreement and Business Combination Marketing Agreement

The Company engaged I-Bankers as the representative of the underwriters (the “Underwriters”) in the IPO and the simultaneous listing of the Units on Nasdaq. Pursuant to that certain underwriting agreement, I-Bankers acted as the representative of the Underwriters of the IPO for 8,700,000 Units at $10.00 per unit, plus an over-allotment option equal to 15% of the number of Units offered, or 1,305,000 Units, which was exercised in full simultaneously upon the closing of the IPO. The Company paid I-Bankers an underwriters’ commission of $2,501,250, equal to 2.5% of the gross proceeds raised in the IPO for such services upon the consummation of the IPO (exclusive of any applicable finders’ fees which might become payable).

Upon the closing of the IPO, the Company issued to I-Bankers a five-year warrant to purchase 800,400 Shares of Class A common stock (“Representative Warrants”). The exercise price of Representative Warrants is $12.00 per Share. In addition, I-Bankers was issued 373,750 shares of Class A common stock upon the consummation of IPO (“Representative Shares”).

In addition, under a business combination marketing agreement, the Company has engaged I-Bankers as an advisor in connection with the Business Combination and will pay I-Bankers a cash fee for such marketing services upon the consummation of the Business Combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of the IPO, including any proceeds from the exercise of the underwriters’ over-allotment option. The $3,501,750 fee will become payable to the Underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

NOTE 1 ─ ORGANIZATION AND DESCRIPTION OF BUSINESS OPERATIONS (CONTINUED)

Liquidity and Capital Resources

Prior to the completion of the IPO, the Company lacked the liquidity it needed to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statement. The Company has since competed its IPO at which time capital in excess of the funds deposited in the Trust Account and/or used to fund offering expenses was released to the Company for general working capital purposes. Accordingly, management has since re-evaluated the Company’s liquidity and financial condition and determined that sufficient capital exists to sustain operations for at least one year from the date that the financial statement was issued, and therefore substantial doubt has been alleviated.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of this financial statement. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 ─ SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying balance sheet is presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of US Securities and Exchange Commission (“SEC”).

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act and modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

NOTE 2 ─ SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company had $554,057 in cash as of December 14, 2021. The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 14, 2021.

Cash Held in Trust Account

At December 14, 2021, the Company had $101,050,500 cash held in the Trust Account.

Offering Costs Associated with the IPO

The Company complies with the requirements of the ASC 340-10-S99-1. Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the IPO that were directly related to the IPO. The Company incurred offering costs amounting to $3,312,653 as a result of the IPO consisting of $2,501,250 in underwriting commissions and $811,403 in additional offering costs. As of December 14, 2021, the aggregate offering costs have been charged to stockholders’ equity.

Common Stock Subject to Possible Redemption

All of the 10,005,000 shares of Class A common stock sold as part of the Units in the IPO contain a redemption feature. In accordance with the Accounting Standards Codification 480-10-S99-3A “Classification and Measurement of Redeemable Securities”, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. The change in the carrying value of redeemable shares of common stock resulted in charges against additional paid-in capital and accumulated deficit. Accordingly, at December 14, 2021, the shares of Class A common stock subject to possible redemption in the amount of $101,050,500 were presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

NOTE 2 ─ SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the federal depository insurance coverage corporation limit of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Business Combination Marketing Fee

Pursuant to the business combination marketing agreement, the Company has engaged I-Bankers as an advisor in connection with the Business Combination and will pay I-Bankers a cash fee for such marketing services upon the consummation of the Business Combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of the IPO, including any proceeds from the full or partial exercise of the underwriters’ over-allotment option.

Income Taxes

The Company complies with the accounting and reporting requirements of FASB ASC, 740, “Income Taxes”. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. There were no unrecognized tax benefits as of December 14, 2021. Deferred tax assets were deemed to be de minimis as of December 14, 2021.

NOTE 2 ─ SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (continued)

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 14, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The provision for income taxes was deemed to be de minimis for the period from July 1, 2020 (inception) through December 14, 2021.

Warrants

ASC 480 requires a reporting entity to classify certain freestanding financial instruments as liabilities (or in some cases as assets). ASC 480-10-S99 addresses concerns raised by the SEC regarding the financial statement classification and measurement of securities subject to mandatory redemption requirements or whose redemption is outside the control of the issuer. If the stock subject to mandatory redemption provisions represents the only shares in the reporting entity, it must report instruments  in the liabilities section of its statement of financial position. The stock subject must then describe them as shares subject to mandatory redemption, so as to distinguish the instruments from other financial statement liabilities.

Recent Accounting Pronouncements

In August 2020, FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2022, and should be applied on a full or modified retrospective basis.

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.

NOTE 3 ─ PUBLIC OFFERING

At the IPO, the Company sold 10,005,000 Units at a purchase price of $10.00 per Unit, which included 1,305,000 Units issued pursuant to the full exercise by the Underwriters of their over-allotment option, generating gross proceeds to the Company of $100,050,000. Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A common stock”), and one right to receive one-tenth of one share of Class A common stock upon the consummation of the Company’s initial business combination (see Note 6).

A total of $101,050,500 of the net proceeds from the IPO and the sale of the Private Placement Units was placed in a U.S.-based Trust Account maintained by Continental Stock Transfer & Trust Company, LLC, acting as trustee.

NOTE 4 ─ RELATED PARTY TRANSACTIONS

Founder Shares

On October 23, 2020, our Co-Sponsor, FSC Sponsor LLC, acquired 2,371,875 shares of the Company’s Class B common stock (the “Founder Shares”), and Celtic Asset & Equity Partners Ltd. acquired 503,125 Founder Shares, in exchange for an aggregate capital contribution of $25,000, at a purchase price of approximately $0.001 per share, in connection with our organization. On December 9, 2021, FSC Sponsor transferred and assigned an aggregate of 1,310,038 Founder Shares amongst certain of our initial stockholder, including Celtic Sponsor VII LLC, Caliente Management, LLC, Frio Investments, LLC, Celtic Asset & Equity Partners, Ltd., and each of the anchor investors.

On September 21, 2021, the Company effected a 7-for-10 reverse stock split of all issued and outstanding shares of our Class B common stock, which reduced the number of issued and outstanding shares of Class B common stock from 2,875,000 shares to 2,012,500 shares. On October 13, 2021 the Company effected a 7.2-for-7 stock split of all issued and outstanding shares of our Class B common stock, which increased the number of issued and outstanding shares of Class B common stock from 2,012,500 shares to 2,070,000 shares. On November 23, 2021, the Company effected a 87-for-72 forward stock split of all issued and outstanding shares of our Class B common stock, which increased the number of issued and outstanding shares of Class B common stock from 2,070,000 shares to 2,501,250. Unless otherwise indicated, all share and per share information contained herein has been adjusted to give effect to such stock splits.

The Founder Shares included an aggregate of up to 326,250 shares of Class B common stock subject to forfeiture by the initial stockholders to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares would collectively represent 20% of the Company’s issued and outstanding shares upon the completion of the IPO. On December 14, 2021, the Underwriter exercised the over-allotment option in full. As a result, no Founder Shares are subject to forfeiture.

The Co-Sponsors and initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (i) one year after the date of the consummation of our initial Business Combination or (ii) the date on which we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the initial stockholders with respect to any Founder Shares.

NOTE 4 ─ RELATED PARTY TRANSACTIONS (CONTINUED)

Private Placement

Concurrently with the closing of the IPO, our Co-Sponsors, anchor investors and I-Bankers purchased an aggregate of 504,950 Private Placement Units, generating gross proceeds of $5,049,500 in aggregate in a private placement. Each Private Placement Unit consists of one share of Class A common stock, one redeemable warrant, exercisable for one share of Class A common stock at a price of $11.50 per share (the “Private Placement Warrant”), and one right. Each right underlying the Private Placement Unit (the “Private Placement Right”) will entitle the holder to receive one-tenth of one share of Class A common stock at the closing of a Business Combination. The proceeds from the sale of the Private Placement Units have been added to the net proceeds from the IPO held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placements Units and all underlying securities will expire worthless.

The Private Placement Units (including the underlying Private Placement Rights, Private Placement Warrants, the Private Placement Shares and the shares of Class A common stock issuable upon conversion of the Private Placement Rights and the exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination (except as described under the section of the IPO prospectus entitled “Principal Stockholders — Restrictions on Transfers of Founder Shares and Private Placement Units”). Following such period, the Private Placement Units (including the underlying Private Placement Rights, the Private Placement Shares and the shares of Class A common stock issuable upon conversion of the Private Placement Rights and the exercise of the Private Placement Warrants) will be transferable, assignable or salable, except that the Private Placement Units will not trade.

Promissory Notes – Related Party

Our liquidity needs have been satisfied prior to the completion of the IPO through a capital contribution from our initial stockholders of $25,000 for the Founder Shares, and loans of $450,000, comprised of a $200,000 unsecured promissory note from our Co-Sponsor, FSC Sponsor LLC, and a convertible loan of $250,000 from an investor in FSC Sponsor LLC, Emil Assentato, under an unsecured promissory note of which $250,000 has been drawn upon. The convertible note was issued on July 8, 2020 to Mr. Assentato for the principal amount of $250,000 to cover expenses related to the offering. The note is non-interest bearing and is payable on the date of the initial business combination. At the holder’s discretion, upon maturity, up to $250,000 of the note may be converted into warrants at a price of $1.00 per warrant. These warrants would be identical to the warrants comprising the private placement units. We intend to repay the loan from the proceeds of this offering not being placed in trust upon consummation of this offering.

Working Capital Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Co-Sponsors, an affiliate of the Co-Sponsors, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into private placement-equivalent units at a price of $10.00 per unit at the option of the lender. Such units would be identical to the Private Placement Units. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of December 14, 2021, no Working Capital Loans were outstanding.

NOTE 5 ─ COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, Private Placement Units (and their underlying securities), the Representative Shares, the Representative Warrants (and their underlying securities), any Units that may be issued upon conversion of the Working Capital Loans (and their underlying securities) will be entitled to registration rights pursuant to a registration rights agreement requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company had granted the Underwriters a 30-day option from the date of IPO to purchase up to 1,305,000 additional Units to cover over-allotments, if any, at the IPO price less the underwriting discounts and commissions.

Simultaneously upon the closing of the IPO, the Underwriters exercised the over-allotment option in full. As such, the Underwriters were paid an underwriting discount and commission of $0.25 per Unit, or $2,501,250 in the aggregate payable upon the closing of the IPO, and I-Bankers was entitled to a business combination marketing fee of $3,501,750 in the aggregate, which is held in the Trust Account and payable upon completion of the Business Combination.

NOTE 6 ─ STOCKHOLDERS’ EQUITY

The Company is authorized to issue a total of 111,000,000 shares, par value of $0.0001 per share, consisting of (a) 110,000,000 shares of common stock, including (i) 100,000,000 shares of Class A common stock, and (ii) 10,000,000 shares of Class B common stock, and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

As of December 14, 2021, there were 10,509,950 shares of Class A common stock, which includes 504,950 shares in the private placement. In addition, there were 373,750 representative shares, and 2,501,250 shares of Class B common stock issued and outstanding.

Of the 2,501,250 shares of Class B common stock outstanding, an aggregate of up to 326,250 shares of Class B common stock were subject to forfeiture, to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the initial stockholders would collectively own 20% of the Company’s issued and outstanding common stock after the IPO (assuming the initial stockholders do not purchase any Public Shares in the IPO). As a result of the Underwriters’ full exercise of the over-allotment option on December 14, 2021, no share of Class B common stock is subject to forfeiture.

As of December 14, 2021, no share of Preferred Stock was issued or outstanding. The designations, voting and other rights and preferences of the Preferred Stock may be determined from time to time by the Company’s board of directors.

NOTE 6 ─ STOCKHOLDERS’ EQUITY (CONTINUED)

Rights

Each holder of a right will receive one-tenth (1/10) of one share of Class A common stock upon consummation of a Business Combination. In the event the Company will not be the surviving entity upon completion of the Company’s initial Business Combination, each holder of a public right will automatically receive the 1/10 share of Class A common stock underlying such public right (without paying any additional consideration); and each holder of a Private Placement Right or right underlying Units to be issued upon conversion of the Working Capital Loans will be required to affirmatively convert its rights in order to receive the 1/10 share of Class A common stock underlying each right (without paying any additional consideration). If the Company is unable to complete an initial Business Combination within the required time period and public stockholders redeem the public shares for the funds held in the Trust Account, holders of rights will not receive any such funds in exchange for their rights and the rights will expire worthless. The Company will not issue fractional shares upon conversion of the rights. If, upon conversion of the rights, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exchange, comply with Section 155 of the Delaware General Corporation Law. No fractional shares will be issued upon conversion of any rights. Any fractional shares will be rounded down to the nearest whole share, and any rounding down and extinguishment may be done with or without any in lieu cash payment or other compensation being made to the holder of the relevant rights.

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.

Representative Warrants and Representative Shares

Upon the closing of the IPO, the Company issued to the Underwriters Representative Warrants exercisable for 800,400 shares of the Company’s Class A common stock, the exercise price of which will be $12.00 per share, and 373,750 Representative Shares. The Representative Warrants may be exercised during the period commencing on the later of the first anniversary of the registration’s effective date of December 9, 2022 and the closing of the Company’s initial business combination, and ending on the fifth anniversary of the commencement of the offering on December 9, 2026. The Company accounted for these 800,400 Representative Warrants as derivative warrant liability, resulting in a charge directly to stockholders’ equity.

The fair value of Representative Warrants was estimated to be approximately $841,592 (or approximately $1.05 per warrant) using the Black-Scholes option-pricing model. The fair value of the Representative Warrants granted to the Underwriters were estimated as of the date of grant using the following assumptions: (1) expected volatility of 16.8%, (2) risk-free interest rate of 1.39% and (3) expected life of five years. The Representative Warrants and the shares of Class A common stock underlying Representative Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up immediately following December 14, 2021 pursuant to FINRA Rule 5110(e)(1). The Representative Warrants grants to holders demand and “piggy back” rights for periods of five and seven years from December 14, 2021. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of shares issuable upon exercise of the Representative Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the Representative Warrants will not be adjusted for issuances of Class A common stock at a price below its exercise price.

The Underwriters agreed not to transfer, assign or sell any of the Representative Shares without the Company’s prior written consent until the completion of the Business Combination. In addition, the Underwriters agreed (i) to vote such shares in favor of any proposed Business Combination, (ii) to waive its redemption rights with respect to such shares in connection with the completion of the initial Business Combination, and (iii) to waive its rights to liquidating distributions from the Trust Account with respect to the Representative Shares if the Company fails to complete its initial Business Combination within Combination Period. The shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following December 14, 2021 pursuant to FINRA Rule 5110(e)(1).

NOTE 7 - RECURRING FAIR VALUE MEASUREMENTS

At December 14, 2021, the Company’s warrant liability was valued at $11,356,592. Under the guidance in ASC 815-40, the Public Warrants, the Private Placement Warrants and the Representative Warrants do not meet the criteria for equity treatment. As such, the Public Warrants, the Private Warrants and the Representative Warrants must be recorded on the balance sheet at fair value. This valuation is subject to re-measurement at each balance sheet date. With each re-measurement, the valuations will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations.

Offering Costs Associated with IPO

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A— “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the IPO. Offering costs associated with the warrant liabilities are expensed, and offering costs associated with the Class A ordinary shares are charged to stockholders’ equity. Offering costs are charged to stockholders’ equity or the statement of operations based on the relative value of the Public Warrants and the Private Warrants to the proceeds received from the Units sold upon the completion of the IPO.

Accordingly, on December 14, 2021, offering costs totaling $3,312,653, consisting of $2,501.250 in underwriting fees, and $811,403 of actual offering costs, were recognized together with $11,356,592 included in accumulated deficit as an allocation for the Public Warrants, the Private Warrants and the Representative Warrants classified as liabilities, and with ($4,077,400) included in additional paid-in capital in connection with  the Class A ordinary shares, plus $5,000 other accumulated deficit, all together adding up to an accumulated deficit of $10,596,845.

Offering costs allocated to derivative warrant liabilities were expensed as incurred in the statement of operations. Offering costs allocated to the Public Shares were charged to stockholders’ equity upon the completion of the Proposed Public Offering.

Fair Value Measurements

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 14, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

Description	December 14, 2021	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Cash held in Trust Account	$101,050,500	$101,050,500	-	-
Liabilities:
Warrant Liability – Private Placement Warrants	$510,000	-	-	$510,000
Public Warrants	$10,005,000	-		$10,005,000
Representative Warrants	$841,592	-		$841,592

NOTE 7 - RECURRING FAIR VALUE MEASUREMENTS (CONTINUED)

The Company utilizes a Monte Carlo simulation model to value the Private Placement Warrants at each reporting period, with changes in fair value recognized in the statement of operations. The estimated fair value of the Private Placement Warrant liability is determined using Level 3 inputs. Inherent in a Monte Carlo pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common shares based on historical industry volatility that matches the expected remaining life of the Private Placement Warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the Private Placement Warrants. The expected life of the Private Placement Warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.

The aforementioned Private Placement Warrant liabilities are not subject to qualified hedge accounting. Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period in which the change in valuation technique or methodology occurs.

The following table provides quantitative information regarding Level 3 fair value measurements at December 14, 2021:

At December 14, 2021
Stock Price	$9.00
Exercise Price	$11.50
Redemption Trigger Price	$18.00
Term (years)	6.50
Volatility	16.80%
Risk Free Rate	1.39%
Fair Value of Private Warrants	$1.01

At December 14, 2021 the fair value of the Private warrants was $1.01.

The aforementioned Public Warrant liabilities are not subject to qualified hedge accounting. Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period in which the change in valuation technique or methodology occurs.

NOTE 7 - RECURRING FAIR VALUE MEASUREMENTS (CONTINUED)

The following table provides quantitative information regarding Level 3 fair value measurements at December 14, 2021:

At December 14, 2021
Stock Price	$9.00
Exercise Price	$11.50
Redemption Trigger Price	$18.00
Term (years)	6.50
Volatility	16.80%
Risk Free Rate	1.39%
Fair Value of Public Warrants	$1.00

At December 14, 2021 the fair value of the Public warrants was $1.00.

The aforementioned Representative Warrant liabilities are not subject to qualified hedge accounting. Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period in which the change in valuation technique or methodology occurs.

The following table provides quantitative information regarding Level 3 fair value measurements at December 14, 2021:

At December 14, 2021
Stock Price	$10.00
Exercise Price	$12.00
Redemption Trigger Price	$18.00
Term (years)	5
Volatility	16.80%
Risk Free Rate	1.39%
Fair Value of Representative Warrants	$1.05

At December 14, 2021 the fair value of the Representative warrants was $1.05.

There were no transfers in or out of Level 3 from other levels in the fair value hierarchy for the period July 1, 2021 (inception) through December 14, 2021.

NOTE 8 ─ SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statement was available to be issued. The Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statement.